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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) October 18, 1995

                               CONMED CORPORATION
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             (Exact name of registrant as specified in its charter)


          New York                        0-16093               16-0977505
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(State or other jurisdiction of         (Commission         (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


   310 Broad Street, Utica, New York                                 13501
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(Address of principal executive offices)                           (Zip Code)


                                 (315) 797-8375
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              (Registrant's telephone number, including area code)

Item 5.           Other Events

                  On October 18, 1995, the Registrant issued the attached press release relative to the acquisition of a business and certain assets.



Item 7.           Financial Statements and Exhibits

                  (c)   Exhibits

                        1.  Press release dated October 18, 1995

                                   Signature


         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                CONMED CORPORATION

                                                /s/ Robert D. Shallish, Jr.

                                                 By: Robert D. Shallish, Jr.
                                                     Vice President-Finance



Dated: October 20, 1995

October 18, 1995

FOR RELEASE:  6:00 PM EDT OCTOBER 18, 1995

CONTACT: ROBERT D. SHALLISH, JR.
                  (315)797-8375  EXT. 2219

                        CONMED CORPORATION WILL ACQUIRE
                        NEW DIMENSIONS IN MEDICINE, INC.

         Utica, New York - CONMED Corporation (NASDAQ:CNMD) and New Dimensions in Medicine, Inc. (NASDAQ/OTC:NDIM) have announced the signing of an asset purchase agreement in which CONMED will acquire substantially all of the business and assets of NDM except for NDM's international wound care business, for a cash purchase price of approximately $32,000,000. The transaction is subject to standard governmental approvals and the approval of the shareholders of NDM. Subject to receiving such approvals, the parties expect to close the transaction in late 1995 or early 1996.

         NDM is a developer and manufacturer of electrocardiograph (ECG) monitoring electrodes, electrosurgical products and hydrogel wound dressings. Annual sales of NDM products to be sold by CONMED after the acquisition approximate $28,000,000.

         Mr. Eugene R. Corasanti, Chairman and President of CONMED said "We are extremely pleased to acquire the NDM ECG and electrosurgery products as they complement our own products in these markets. We are also excited about the NDM wound care business as it represents a new group of products for our Company to market."

         Mr. William F. Shea, Chairman and President of NDM said "We are pleased to announce the sale of our business to CONMED. We have terminated our previously announced discussions with Tyco International for the sale of our business because we believe the CONMED transaction will result in significantly higher value to NDM's shareholders. NDM estimates that the net proceeds to be distributed to its shareholders from the CONMED transaction and the previously announced sale of NDM's international wound care business to another buyer will be approximately $5.00 per share subject to change depending upon the disposition of excluded assets and liabilities."

         CONMED is a manufacturer and world-wide distributor of electrosurgery, heart monitoring and other medical products used primarily in hospital operating rooms and other critical care areas.